Exhibit 2.5

Execution Copy

AMENDMENT TO WARRANT AGREEMENT AND RIGHTS AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT AND RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of December 20, 2019, by and among (i) Twelve Seas Investment Company, a Cayman Island exempted company (the “Company”), (ii) Brooge Holdings Limited, a Cayman Islands exempted company (“Pubco”), and (iii) Continental Stock Transfer & Trust Company, a New York corporation, as both warrant agent and rights agent (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) or the Rights Agreement (as defined below), as applicable, (and if such term is not defined in the Warrant Agreement or the Rights Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, the Company and the Agent are parties to that certain Warrant Agreement, dated as of June 19, 2018 (as amended, including without limitation by this Amendment, the “Warrant Agreement”), pursuant to which the Agent agreed to act as the Company’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares underlying the units of the Company issued in the Company’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares underlying the units of the Company acquired by Twelve Seas Sponsor I, LLC, the Company’s sponsor (“Sponsor”), in a private placement concurrent with the IPO (the “Private Warrants”), and (iii) warrants to purchase ordinary shares underlying the units issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of the Company upon conversion of working capital loans of up to $500,000 (the “Working Capital Warrants” and together with the Public Warrants and the Private Warrants, the “Warrants”);

WHEREAS, the Company and the Agent are parties to that certain Rights Agreement, dated as of June 19, 2018 (as amended, including without limitation by this Amendment, the “Rights Agreement”), pursuant to which the Agent agreed to act as the Company’s rights agent with respect to the issuance, registration, transfer and exchange of (i) rights to receive one-tenth (1/10) of an ordinary share underlying each of the units issued by the Company in the IPO (the “Public Rights”) and (ii) rights to receive one-tenth (1/10) of an ordinary share underlying each of the units acquired by the Sponsor in a private placement concurrently with the IPO (the “Private Rights”, and together with the Public Rights, the “Rights”);

WHEREAS, on April 15, 2019 (i) Pubco, (ii) the Company, (iii) Brooge Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and (iv) Brooge Petroleum And Gas Investment Company FZE, a company formed under the laws of the Fujairah Free Zone, UAE (“BPGIC”), entered into that certain Business Combination Agreement, pursuant to which BPGIC Holdings Limited, a Cayman Islands exempted company, also become a party thereafter pursuant to the Assignment and Joinder to Business Combination Agreement dated as of November 19, 2019 (as assignee of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, a company formed under the laws of England and Wales, which became a party to the Business Combination Agreement pursuant to a Joinder to Business Combination Agreement dated as of May 10, 2019) (the “Seller”) (as amended prior to the date hereof, including without limitation by the foregoing joinders and by the First Amendment to Business Combination Agreement, dated as of September 16, 2019, and as it may be amended after the date hereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) the Company will merge with and into Merger Sub, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Pubco (the “Merger”), and with holders of the Company’s securities receiving substantially equivalent securities of Pubco, and (b) Pubco will (the “Share Exchange” and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”) acquire all of the issued and outstanding capital shares of BPGIC from the Seller in exchange for ordinary shares of Pubco, with BPGIC becoming a wholly-owned subsidiary of Pubco;

WHEREAS, pursuant to the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding Public Warrant will be converted into one Pubco Public Warrant, with each Pubco Public Warrant having substantially the same terms and conditions as set forth in the Public Warrants, (ii) each outstanding Private Warrant will be converted into one Pubco Private Warrant, with each Pubco Private Warrant having substantially the same terms and conditions as set forth in the Private Warrants, except in each case that the Pubco Public Warrants and the Pubco Public Warrants will represent the right to receive ordinary shares of Pubco in lieu of ordinary shares of the Company, and (iii) each outstanding Right will be automatically be converted into the number of ordinary shares of Pubco that would have been received by the holder thereof if the Right had been converted into ordinary shares of the Company upon the consummation of a business combination in accordance with the Company’s Organizational Documents, the IPO Prospectus and the Rights Agreement, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Effective Time and the ordinary shares of the Company issued upon conversion of the Rights had then been automatically been converted into ordinary shares of Pubco in accordance with the terms of the Business Combination Agreement; and

WHEREAS, the parties hereto desire to amend the Warrant Agreement and the Rights Agreement to add Pubco as a party to each of the Warrant Agreement and the Rights Agreement and to revise the terms of such agreements in order to reflect the transactions contemplated by the Business Combination Agreement, including without limitation the automatic conversion thereunder of the Warrants into Pubco Warrants and the issuance of Pubco ordinary shares upon exchange of the Rights.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Warrant Agreement and the Rights Agreement.

(a) The parties hereby agree to add Pubco as a party to the Warrant Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Warrant Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Warrant Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Warrant Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

(b) The parties hereby agree to add Pubco as a party to the Rights Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Rights Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Rights Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Rights Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Warrant Agreement as if they were set forth therein.

(b) The parties hereby agree that the term “Warrants” as used in the Warrant Agreement shall include any and all warrants of Pubco into which the Warrants automatically convert upon the Effective Time. The parties further agree that any reference (as applicable and as appropriate) in the Warrant Agreement to a Warrant will instead refer to the warrants of Pubco (and any warrants of Pubco or any successor entity issued in consideration of or in exchange for any of such warrants).

(c) The parties further agree that any reference (as applicable and as appropriate) in the Warrant Agreement to Ordinary Shares will instead refer to the ordinary shares of Pubco (and any other securities of Pubco or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities).

(d) Section 9.2 of the Warrant Agreement is hereby amended to delete the address of the Company for notices under the Warrant Agreement and instead add the following address for notices to Pubco under the Warrant Agreement as the “Company” party thereunder:

If to Pubco to:

c/o Brooge Petroleum And Gas Investment Company FZE
P.O. Box 50170
Fujairah, United Arab Emirates
Attn: Nicolaas Paardenkooper
Telephone No.: +971-56-284-2828
Email: nico.paardenkooper@bpgic.com

with a copy (which will not constitute notice) to:

K&L Gates LLP
599 Lexington Avenue

New York, NY 10022
Attn: Robert S. Matlin, Esq.
Facsimile No.: (212) 536-3901
Telephone No.: (212) 536-3900
Email: Robert.Matlin@klgates.com

3. Amendments to Rights Agreement. The parties hereto hereby agree to the following amendments to the Rights Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Rights Agreement as if they were set forth therein.

(b) The parties hereby agree that for purposes of the Rights Agreement, each outstanding Right will automatically be converted into the number of ordinary shares of Pubco that would have been received by the holder thereof if the Right had been converted into ordinary shares of the Company upon the consummation of a business combination in accordance with the Company’s Organizational Documents, the IPO Prospectus and the Rights Agreement, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Effective Time and the ordinary shares of the Company issued upon conversion of the Rights had then been automatically been converted into ordinary shares of Pubco in accordance with the terms of the Business Combination Agreement.

(c) The parties further agree that any reference (as applicable and as appropriate) in the Rights Agreement to Ordinary Shares for periods from and after the Closing will instead refer to the ordinary shares of Pubco (and any other securities of Pubco or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities).

(d) Section 7.2 of the Rights Agreement is hereby amended to delete the address of the Company for notices under the Rights Agreement and instead add the following address for notices to Pubco under the Rights Agreement as the “Company” party thereunder:

If to Pubco to:

c/o Brooge Petroleum And Gas Investment Company FZE
P.O. Box 50170

Fujairah, United Arab Emirates
Attn: Nicolaas Paardenkooper
Telephone No.: +971-56-284-2828
Email: nico.paardenkooper@bpgic.com

with a copy (which will not constitute notice) to:

K&L Gates LLP
599 Lexington Avenue

New York, NY 10022
Attn: Robert S. Matlin, Esq.
Facsimile No.: (212) 536-3901
Telephone No.: (212) 536-3900
Email: Robert.Matlin@klgates.com

4. Working Capital Loans. The Company acknowledges and confirms that each holder of loans made to the Company that are otherwise convertible into Working Capital Warrants in accordance with the Registration Statement (“Working Capital Loans”) has, prior to the Closing, unconditionally and irrevocably waived their conversion rights with respect to their pro rata share of the Working Capital Loans, including any conversion into securities of the Company or Pubco. The Company also has, at or prior to the Closing, provided Pubco with copies of executed forms of any such waivers or releases (whether in the form of an amendment or otherwise) evidencing such holder’s relinquishment of any conversion rights with respect to the Working Capital Loans.

5. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Warrant Agreement and the Rights Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement or the Rights Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith and any reference to the Rights Agreement in the Rights Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement or the Rights Agreement, as the case may be, as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of (i) the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement, and (ii) the Rights Agreement, as its applies to the amendments to the Rights Agreement herein, including without limitation Section 7 of the Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to Warrant Agreement and Rights Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

The Company:

TWELVE SEAS INVESTMENT COMPANY

By:	/s/ Bryant Edwards
Name:	Bryant Edwards
Title:	Chief Operating Officer

Pubco:

BROOGE HOLDINGS LIMITED

By:	/s/ Meclomen Maramot
Name:	Meclomen Maramot
Title:	Director

Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Isaac J. Kagan
Name:	Isaac J. Kagan
Title:	Vice President

[Signature Page to Amendment to Warrant Agreement and Rights Agreement]

The undersigned hereby consents, effective as of the date first set forth above, to the foregoing amendments and modifications to the Rights Agreement and the Warrant Agreement:

EarlyBirdCapital, Inc.

By:	/s/ Michael Powell
Name:	Michael Powell
Title:	Managing Director

[Signature Page to Amendment to Warrant Agreement and Rights Agreement]